Exhibit 99.1
Phreesia Announces Proposed Public Offering of Common Stock
October 19, 2020 04:10 PM Eastern Standard Time
NEW YORK--(BUSINESS WIRE)--Phreesia, Inc. (“Phreesia”) (NYSE: PHR), a leading patient intake management platform, announced today that it has commenced an underwritten public offering of 5,000,000 shares of its common stock (the “Offering”), to be offered by the Company. In addition, the Company expects to grant to the underwriters an option for 30 days to purchase up to 750,000 additional shares of common stock at the public offering price, less underwriting discounts. The Offering is subject to market and other conditions, and there can be no assurances as to whether or when the Offering may be completed, or as to the actual size and terms of the offering.
J.P. Morgan and William Blair are acting as joint book-running managers for the Offering and as representatives of the underwriters. Allen & Company LLC and Piper Sandler are acting as passive book-running managers, and Baird and Raymond James are acting as co-managers for the Offering.
The Offering will be made only by means of a prospectus supplement and an accompanying prospectus. When available, copies of the preliminary prospectus supplement and accompanying prospectus relating to the Offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204; or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, telephone: 1-800-621-0687.
An automatic shelf registration statement on Form S-3ASR relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
ABOUT PHREESIA
Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their care and provides a modern, consistent experience, while enabling healthcare organizations to enhance clinical care and drive efficiency.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains forward looking statements, including among other things, statements concerning the completion of the Offering, and other statements identified by words such as “could,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. Forward-looking statements are not promises or guarantees of future performance, and are subject to a variety of risks and uncertainties, many of which are beyond our control. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions relating to the proposed Offering. These and other risks and uncertainties are described more fully in the "Risk Factors" section of Phreesia’s Annual Report on Form 10-K for the year ended January 31, 2020, which is on file with the SEC, as updated by any subsequently filed SEC filings, including Phreesia’s Quarterly Reports on Form 10-Q, and in the “Risk Factors” section of the preliminary prospectus supplement related to the Offering filed with the SEC.

Forward-looking statements speak only as of the date hereof, and, except as required by law, Phreesia undertakes no obligation to update or revise these forward-looking statements.
Phreesia qualifies all of its forward-looking statements by these cautionary statements.
Contacts
Investors:
Balaji Gandhi
Phreesia, Inc.
investors@phreesia.com
(929) 506-4950
Media:
Maureen McKinney
Phreesia, Inc.
mmckinney@phreesia.com
(773) 330-8908